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VALUESETTERS:

Coreen Kraysler, CFA

CFO

781-925-1700

ckraysler@valuesetters.com

Callie Gauzer, MSIM, CAIA

Director, Investor Relations

781-925-1700

callie.gauzer@valuesetters.com

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FOR IMMEDIATE RELEASE

ValueSetters Announces Name Change to Netcapital Inc. and Reverse Split Effective November 5, 2020

New Name Leverages Netcapital’s Strong Brand and Trusted Technology Platform

ValueSetters’ Common Stock Will Commence Trading on a Split Adjusted Basis Effective November 5, 2020

BOSTON, MA – November 4, 2020 – ValueSetters, Inc. (OTC:VSTR) today announced that the company will change its name to Netcapital Inc. effective November 5, 2020. Additionally, pursuant to the previously announced merger of ValueSetters and Netcapital, ValueSetters’ common stock will commence trading on a split adjusted basis upon the market open on November 5, 2020.

Due to the reverse split, the company’s ticker symbol will temporarily change to VSTRD. After a period of 20 business days, Netcapital Inc.’s ticker symbol will change to NCPL.

ValueSetters’ previously announced merger with Netcapital creates a powerful fintech leader with a full range of capabilities within private capital markets. The new name, Netcapital Inc., and associated rebranding will more clearly represent the company’s differentiated position as well as its commitment to democratizing private capital markets and empowering entrepreneurs to succeed.

Netcapital Inc., ValueSetters’ New Name, Leverages Netcapital’s Strong Brand and Scalable Technology Platform to Become Synonymous with Leadership in the Private Capital Markets

Netcapital Inc., ValueSetters’ new name, leverages the strength of Netcapital’s well established brand and unique private capital markets platform as well as its large, rapidly growing investor base. Netcapital has been a leader in democratizing private capital markets. The company built one of the first online private fundraising platforms, enabling entrepreneurs and investors to work together to create value. Netcapital’s differentiated platform facilitates both primary offerings and potential liquidity through a Secondary Transfer Platform, provided by Netcapital Systems.

Benefits to our Valued Customers and Partners: Providing a Full Range of Services Elevates our Ability to Empower Innovators, Entrepreneurs and Business Leaders to Succeed.

The merger of ValueSetters and Netcapital affords a full range of capabilities, enhancing our ability to help our valued clients and partners to succeed. ValueSetters’ leadership and staff remain in place. Those leveraging ValueSetters’ consulting business, which will be renamed Netcapital Advisors, will receive the same best-in-class service, care, commitment and attention to detail our partners are accustomed to. Those seeking to raise capital with Netcapital Advisors and Netcapital will encounter a streamlined and seamless experience.

“Merging ValueSetters and Netcapital creates a powerful fintech firm with a unique position within private capital markets. Netcapital Inc. better reflects our competitive advantages, mission and vision of the future,” commented Cecilia Lenk, CEO. “We are excited about what the combined companies can accomplish together.”

Pursuant to ValueSetters’ and Netcapital’s Previously Announced Merger Agreement, ValueSetters’ Common Stock Will Begin Trading on a Split Adjusted Basis Commencing Upon Market Open on November 5, 2020.

Reverse Stock Split: ValueSetters previously announced that, pursuant to the merger of ValueSetters and Netcapital, prior to the closing date, ValueSetters would complete a reverse stock split at 2000 for 1; every two-thousand issued and outstanding shares of ValueSetters common stock will be converted into one share of the company’s common stock. This will become effective upon market open on November 5, 2020.

Netcapital Inc. Will Temporarily Trade Under the Ticker Symbol VSTRD, Then Change to NCPL

Due to the reverse split, the company’s ticker symbol will temporarily change to VSTRD. After a period of 20 business days, Netcapital Inc.’s ticker symbol will change to NCPL.

About Netcapital Inc.:

Netcapital Inc. is a publicly traded fintech company dedicated to democratizing private capital markets and empowering entrepreneurs to succeed. We help companies at all stages to build, grow and fund their businesses with a full range of services from strategic advice to raising capital. Netcapital.com’s online private investment platform employs powerful and scalable technology that connects entrepreneurs and investors, enabling companies to raise capital digitally. Netcapital.com provides investor access to pre-IPO investment opportunities as well as potential liquidity in privately held shares via a Secondary Transfer Platform. Through Netcapital Advisors, our team of professional investors and digital marketing experts offers deep expertise across a range of verticals including biotech, technology and public policy. We also take equity stakes in select companies with disruptive technologies. To learn more about how Netcapital Inc. can help your business please visit our website at netcapitalinc.com.

The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. For more information, please visit https://netcapital.com.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.